Lender Presentation January, 2007

Agenda Company Overview - presented by Bill Caton Transaction Overview - presented by Terry Endsley Questions & Answers

Safe Harbor Statement Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of the presentation and the company assumes no obligation to update the information included in the presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions, including the risk of continued delay in the completion of our financial statements and the consequences thereof, the availability of funds, either through cash on hand or the company's other liquidity sources, to repay any amounts due should any of the company's debt become accelerated, and decisions by suppliers and other vendors to restrict or eliminate customary trade and other credit terms for the company's future orders and other services, which would require the company to pay cash and which could have a material adverse effect on the company's liquidity position and financial condition. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these and other factors, see Exhibit 99.1 to our Form 8-K filed on April 12, 2006.

Other cautionary legends As announced on April 6, 2006, the company's previously issued audited financial statements for periods after November 1, 2002 should no longer be relied upon because of errors in such financial statements. On November 8, 2006, the company's finance subsidiary, Navistar Financial Corporation (NFC), announced that its previously issued audited financial statements for the years ended October 31, 2002 through 2004 and all quarterly financial statements for the periods after November 1, 2002 should no longer be relied on because of errors in such financial statements. Until the company and NFC complete the review of their accounts and the restatement of financial statements, no assurance can be given with respect to the financial statement adjustments and impacts resulting from such review. The financial data presented in this package for the 2005 fourth quarter and the 2006 first, second, third and fourth quarters are preliminary and unaudited and are subject to change based on the completion of our on-going review of accounting matters, the completion of our 2005 fourth quarter and 2006 first, second, third and fourth quarter financial statements and the completion of the restatement of our financial results for the fiscal years 2002 through 2004 and for the first nine months of fiscal 2005. It is likely that the process of restating the prior year financial statements will require changes to the company's financial statements for 2005 and 2006 due to revised application of certain accounting principles and methodologies that, individually or in the aggregate, may be material. Certain Non-GAAP measures are used throughout this presentation that provide investors with useful and relevant information about the company's business. A reconciliation to the most appropriate GAAP number is included in the appendix of this presentation.

Company Overview

Company update and expectations 2006 - was a very good year for the Company Truck industry strong - emissions pre-buy As combined North American market share leader, Navistar sold record number of truck units Strong cash flow from operations (ending manufacturing cash balance of $1.2 billion) 2007 - 2009 Expectations 2007 - Normal mid-cycle pause in truck sales combined with emissions impact Emissions pre-buy will continue into Feb '07 2-3 quarters of lower truck sales (30% - 40%) We are prepared operationally: Growth in non-cyclical markets ProStar(tm)/MaxxForce(tm) product launches We are prepared financially: Positive cash flow from operations expected throughout 2007 2008 & 2009 - Expected to be great years for the truck market New emissions regulations in 2010 expected to create 08/09 pre-buy Expect rapid improvement in our financial profile and earnings The financial information contained herein is preliminary and unaudited and has been prepared by management based on current company data in a manner consistent with the company's past practices. It has not been reviewed by the company's independent accountants. When the restatement of the company's prior year financial statements is completed, the unaudited information herein may differ from its restated financial statements. It is likely that the process of restating the prior year financial statements will require changes to the company's financial statements for 2005 and 2006 due to revised application of certain accounting principles and methodologies that, individually or in the aggregate, may be material.

Company overview Parts Organization Distribution business that provides non-cyclical earnings Double digit growth in revenue and earnings Most extensive distribution channel in Truck and MRD Wholesale - floor planning for dealers Retail financing for customers Finance Corporation North American market share leader with RV/Stripped chassis, Class 6-7 trucks, Severe Service and Regional and long haul Class 8 trucks Manufacturing locations in U.S., Canada and Mexico Truck Group World's largest engine manufacturer of mid-range diesel engines (160-350HP) Manufacturing locations in U.S. and Brazil Engine Group

Our 3 pronged strategy enables us to achieve our 2009 goals Great Products Competitive Cost Structure Profitable Growth Grow Revenue while improving >10% Segment Margins in all businesses Improve cost structure while developing synergistic niche businesses with richer margins Improve conversion rate of operating income into net income Reduce cyclicality 3 Pronged Strategy FY 2009 Goals

Best in class fuel economy Unparalleled driver satisfaction Unprecedented uptime Lowest cost of ownership Benefits ProStar(tm) Great products: ProStar(tm)

Great products: Engine

Launch of 2007 Emission Compliant Engines is Key to 2007 Success

				
I4 / I6	**V6**	**V8**	**I6**	**MaxxForce ™ Big Bore**
50%+ market share* in Mid-size and Full size pick up trucks in South America Complete line of 3 - 7L products	4.5L For Class 4-5	6.4L ~ 50% market share* in heavy duty diesel pickup/vans	7.6L ~ 49% market share* leader in Class 6-7 Truck and School Bus	11 and 13 Liter Big Bore Late 2007 launch

2006 Shipments

123,280 units	8,981 units	305,996 units	81,405 units	

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* Market Share – Information is compiled using POLK data combined with company internal reports.

Competitive cost structure Goal to achieve cost reductions to 10% segment margins by end of 2009 Material Global sourcing (10-20% gross savings/focus on quality) Design with a focus on quality and cost reduction Savings through scale: Engine scale with acquisition in South America Truck scale with Workhorse Strategic Partnerships Labor improvements Flexibility in the workforce Favorable work rules Continuous improvement in below the line expenses as well

Profitable growth

- Dealer Distribution Strategy
- Parts
  - 16 years consecutive growth
  - 2004-2006 double digit CAGR
- Non-Traditional Growth
  - 2005 we sold ~3,800 units*: 2006 we sold over ~11,000 units**
  - 190% increase in non-traditional markets

United States and Canada Locations



Growing with our BIC Distribution network

319 International dealers U.S., Canada, Mexico

910 dealer locations

Distribution – growing our global network

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*2005 Non traditional units include only Workhorse units from time of acquisition

**Includes Small Bus, LCF (Class 4&5), Class 5, and Workhorse

Over 20 Contracts won to date Total potential value => $1.5B Over 12,000 units ~1,300 units delivered in 2005 ~ 2,900 units delivered in 2006 FTTS Development Agreement Vehicle delivered Nov 2006 International Advantages Existing Platforms Scale/Low Cost Structure Aggressive Delivery Best Value On April 6, 2006, the company announced that the company's previously issued audited financial statements and the independent auditors' reports thereon for the years ended October 31, 2002 through 2004, and all quarterly financial statements for periods after November 1, 2002 should no longer be relied upon because of errors in such financial statements. Profitable growth: Military business

Retail Class 6 - 8 Industry Landscape Combined Class 8 Class 6 - 8

Financial reporting update On April 7, 2006, Navistar announced that it would restate its financial results for the fiscal years 2002 through 2004 and for the first nine months of fiscal 2005. In light of the need to restate prior periods, Navistar has not filed a periodic report with the SEC since its Form 10-Q for the third quarter of its 2005 fiscal year. Navistar has publicly stated that it is working diligently with outside resources on the restatements and that accuracy of financial statements is its number one priority. A remediation plan has been developed and is being implemented. Navistar has made significant progress on completing the restatement of the company's financial statements while at the same time strengthening accounting processes throughout the company. The efforts to address the company's accounting issues and management's commitment to accuracy will extend the completion of the 2005 financial statements beyond February 1, 2007, which will then be followed by the completion of the 2006 financial statements. On December 15, 2006 NYSE commenced delisting procedures with respect to Navistar's stock. The company will appeal the stock exchange's plan of delisting. The NYSE has determined that Navistar's stock may continue to trade on the NYSE pending the appeal. The appeal review is scheduled for 1/30/07.

Transaction Overview

Transaction summary Navistar is launching a transaction to refinance its existing $1.3 billion unsecured term loan that matures in March 2009 The proposed new facility will mature in January 2012 and will include a synthetic revolving facility, which will add enhanced stability and flexibility to the company's capital structure $200 million synthetic revolver (fully drawn at close) $1.1 billion term loan

Manufacturing cash and debt The financial information contained herein is preliminary and unaudited and has been prepared by management based on current company data in a manner consistent with the company's past practices. It has not been reviewed by the company's independent accountants. When the restatement of the company's prior year financial statements is completed, the unaudited information herein may differ from its restated financial statements. It is likely that the process of restating the prior year financial statements will require changes to the company's financial statements for 2005 and 2006 due to revised application of certain accounting principles and methodologies that, individually or in the aggregate, may be material. There may be other obligations that may be reclassified as debt as a result of the restatement (e.g. leases and variable interest entities). * Does not include fees and expenses related to the transaction

Summary terms Borrower: Navistar International Corporation Guarantor: International Truck & Engine Corporation Facility: Senior Unsecured Credit Facility Aggregate Amount: $1.3 billion ($200 million Synthetic Revolver and $1.1 billion Term Loan) Indicative Interest Rate: LIBOR + 350 bps Redemption Price: No Call -1/ 101 / par Maturity: 5 years Use of Proceeds: Refinance NIC's existing term loan, general corporate purposes, working capital, and to pay fees and expenses associated with the transaction Security and Ranking: The facility will be unsecured and will rank pari passu in right of payment with all existing and future senior debt of NIC Certain Covenants: Substantially the same as existing credit covenants Other Notable Features: Carve-out for Asset Based Revolver for up to $200 million (Preliminary, indicative and subject to change)

Transaction timeline Friday, January 5th - Lender Conference Call Week of January 8th - Legal Documents Distributed Friday, January 12th - Investor Commitments Due Week of January 15th - Close and Fund

Questions & Answers

Appendix

SEC Regulation G The financial information contained herein is preliminary and unaudited and has been prepared by management based on current company data in a manner consistent with the company's past practices. It has not been reviewed by the company's independent accountants. When the restatement of the company's prior year financial statements is completed, the unaudited information herein may differ from its restated financial statements. It is likely that the process of restating the prior year financial statements will require changes to the company's financial statements for 2005 and 2006 due to revised application of certain accounting principles and methodologies that, individually or in the aggregate, may be material. There may be other obligations that may be reclassified as debt as a result of the restatement (e.g. leases). Certain non-GAAP financial measures are used in this presentation and are provided for the continuing interest of certain shareholders and creditors to assist them in understanding our core manufacturing business. A reconciliation to the most directly comparable GAAP measure is presented below. The adjustment columns below include the activities of the company's financial services operations as well as other reporting adjustments, including eliminations.

Performance update

Truck

World Wide Truck Shipments*
October Year to Date

Navistar	FY06	FY05	% change
Bus (School)	21,791	21,055	3.5%
Medium (Class 6-7)	52,212	46,506	12.3%
Heavy	48,040	40,865	17.6%
Severe Service	25,353	21,169	19.8%
Combined Class 8	73,393	62,034	18.3%
Total Traditional Shipments**	147,396	129,595	13.7%

Market Share (U.S. & Canada)
October Year to Date

Navistar	FY06	FY05	PPT Change
Bus (School)	64.0%	64.5%	-0.5%
Medium (Class 6-7)	40.0%	39.5%	0.5%
Heavy	17.1%	17.1%	0.0%
Severe Service	23.2%	23.8%	-0.6%
Combined Class 8	18.7%	18.8%	-0.1%
Combined Market share	26.7%	27.0%	-0.3%

* Excludes Non-traditional shipments (Class 4, 5, Workhorse misc. & bus)

** Total FY06 Non-traditional shipments were 11,010

Engine

Note: Information shown below is based on Navistar's fiscal year-end

Navistar (WW Engine Shipments)	Quarter over Quarter 4Q06	4Q05	% Change	October Year to Date FY06	FY05	% Change
Ford - V8	58,705	92,863	(36.8%)	286,824	326,242	(12.1%)
Other OEM's (All Models)	34,574	39,745	(13.0%)	133,722	112,505	18.9%
Engine Shipments to Truck Group	31,027	23,110	34.3%	99,116	83,859	18.2%
Total Navistar	124,306	155,718	(20.2%)	519,662	522,606	(0.6%)

Notes:

Shipment – any sale to the end customer or to an International dealer. This term is (or may be) interchangeable with the word charge-out.

Market Share – information is compiled using Wards, ACT and POLK data combined with company internal reports. Market share information reflects retail sales in the United States and Canada for Classes 6 – 8 (i.e., 19,501 lbs and above)

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